UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2020
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TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	001-35913	20-4929029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)
(Zip Code)

(412) 304-0304
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	TSCAP	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	TSCBP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On July 13, 2020, the Board of Directors (the “Board”) of TriState Capital Holdings, Inc. (the “Company”) appointed Michael Harris as a director of the Company, effective immediately. Mr. Harris was appointed as a Class II director and his initial term will expire at the Company’s 2022 annual meeting of shareholders. Mr. Harris also was appointed as a member of the board of directors of the Company’s bank subsidiary, TriState Capital Bank.

Mr. Harris, 50, is the Head of Capital Markets & Business Development for Citadel Securities having joined the firm in 2018. His prior experience includes serving as a Managing Director at Morgan Stanley Investment Management and, prior to, as the deputy chief investment officer of the Department of the Treasury, wherein Mr. Harris was responsible for managing a variety of assets within the Troubled Asset Relief Program (TARP). Mr. Harris began his career at Merrill Lynch, and subsequently served in a variety of investment banking and capital markets roles at JPMorgan and UBS Investment Bank. He received a bachelor’s degree in economics and social policy from Northwestern University. Mr. Harris’ extensive banking experience qualify him to serve on the Board.

As of the date of this Current Report on Form 8-K, neither Mr. Harris nor any of his immediate family members is a party, directly or indirectly, to any transaction that would be required to be reported under Rule 404(a) of Regulation S-K, nor is Mr. Harris a party to any understanding or arrangement pursuant to which he was appointed as a director. In connection with his appointment, the Board determined that Mr. Harris is an independent director under applicable listing standards of the Nasdaq Global Select Market. Mr. Harris has also been appointed to the Compensation Committee and Nominating and Corporate Governance Committee of the Board.

In connection with his appointment Mr. Harris received a grant of 1,500 restricted shares of the Company’s common stock that will vest on the third anniversary of the grant date. He also received a prorated retainer of $17,500, which will be paid in restricted shares of the Company’s common stock that will vest in full on the third anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

Date: July 17, 2020

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